UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 12, 2018

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 SW Fifth Ave, Ste 700
Portland, Oregon 97204
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of CEO. On March 12, 2018, the Company announced the retirement of Darin G. Billerbeck, the Chief Executive Officer of the Company. Mr. Billerbeck will remain Chief Executive Officer and a member of the Board of Directors until March 16, 2018, and an executive until his retirement on May 31, 2018.

In connection with his retirement, the Company and Mr. Billerbeck executed a Separation Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference. The Separation Agreement provides for a $1.0 million cash severance payment, the vesting of equity awards as required under the terms of his Employment Agreement, the vesting of 35,000 restricted stock units and reimbursement for up to 12 months of health care. These benefits are consistent with Mr. Billerbeck’s termination benefits under his Employment Agreement, dated November 8, 2010. The Separation Agreement also contains other customary provisions.

Appointment of Interim CEO. On March 12, 2018, the Company also announced the appointment Glen Hawk as Interim Chief Executive Officer of the Company, effective March 16, 2018. Mr. Hawk’s compensatory arrangements will remain consistent with his Employment Agreement dated November 6, 2015, which is filed as an exhibit to the Company’s Annual Report on Form 10-K, other than an increase in salary of $15,000 per month while he remains Interim Chief Executive Officer.

Mr. Hawk, 56, joined the Company as Corporate Vice President and Chief Marketing Officer on May 4, 2015 and was appointed to the new role of Chief Operating Officer on November 6, 2015. Prior to joining the Company, Mr. Hawk served as Vice President and General Manager of the NAND Solutions Group at Micron Technology. Before joining Micron in May 2010, Mr. Hawk was Vice President, General Manager of the Embedded Business Group at Numonyx and was at Intel for 22 years in both engineering and business functions, including General Manager of Intel’s Flash Products Group. Mr. Hawk started his career at Monolithic Memories developing Programmable Array Logic technologies.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated as of March 12, 2018, between Lattice Semiconductor Corporation and Darin G. Billerbeck.
99.1	Press Release, issued on March 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
		By:	/s/ Max Downing
Date:	March 12, 2018		Max Downing Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, dated as of March 12, 2018, between Lattice Semiconductor Corporation and Darin G. Billerbeck.
99.1	Press Release, issued on March 12, 2018

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